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                                                                     EXHIBIT 3.2

                      Certificate of Renewal and Revival
                         of Certificate of Corporation
                                      Of

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is GLOBALSCAPE, Inc.

     2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is April 17, 1996.

     3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name for the registered agent at such address are as follows: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

     4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 1998 for failure to file annual reports as non-payment of taxes payable to the State of Delaware.

     5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 1998.

     6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation law of the State of Delaware.

Signed on       2-16-99
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Name, title of authorized officer   /s/ Sandra Poole Christal, President
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                                  CERTIFICATE
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     I, the undersigned Secretary of GlobalScape, Inc., do hereby certify that the foregoing is a true and correct copy of the Bylaws of said Corporation as duly approved at the organizational meeting of the Corporation and as duly amended by action of the Board of Directors through the date hereof.

     WITNESS my hand and the seal of the Corporation this the 19th day of April, 1996.


                              /s/ H. Douglas Saarhoff [SIC]
                              ------------------------------------
                              H. Douglas Saarhoff, Secretary [SIC]